Exhibit 10.1





                            LAURUS MASTER FUND, LTD.

                             CREATIVE VISTAS, INC.,

                         A.C. Technical ACQUISTION CORP.

                                       and

                           A.C. Technical Systems Ltd.

                            Dated: September 30, 2004



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                                TABLE OF CONTENTS


                                                                         Page

[To be updated]

1.    (a) General Definitions..............................................1
      (b)      Accounting Terms............................................1
      (c)      Other Terms.................................................1
      (d)      Rules of Construction.......................................1

2.    Credit Advances......................................................2

3.    Repayment of the Loans...............................................4

4.    Procedure for Loans..................................................4

5.    Interest and Payments................................................5
      (a)      Interest....................................................5
      (b)      Payments....................................................6

6.    Security Interest....................................................7

7.    Representations, Warranties and Covenants Concerning
          the Collateral..................  ...............................8

8.    Payment of Accounts.................................................11

9.    Collection and Maintenance of Collateral............................12

10.   Inspections and Appraisals..........................................12

11.   Financial Reporting.................................................12

12.   Additional Representations and Warranties...........................13

13.   Covenants.  ........................................................25

14.   Further Assurances..................................................31

15.   Power of Attorney...................................................33

16.   Term of Agreement...................................................34

17.   Termination of Lien.................................................34

18.   Events of Default...................................................34

19.   Remedies............................................................36

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20.   Waivers.............................................................38

21.   Expenses............................................................38

22.   Assignment By Laurus................................................39

23.   No Waiver; Cumulative Remedies......................................39

24.   Application of Payments.............................................39

25.   Indemnity...........................................................40

26.   Revival.............................................................40

27.   Notices.............................................................41

28.   Governing Law, Jurisdiction and Waiver of Jury......................42

29.   Limitation of Liability.............................................43

30.   Entire Understanding................................................43

31.   Severability........................................................43

32.   Captions............................................................44

33.   Counterparts; Telecopier Signatures.................................44

34.   Construction........................................................44

35.   Publicity...........................................................44



                                LIST OF EXHIBITS

      Exhibit A-Borrowing Base Certificate



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                                                                    Exhibit 10.1


                               SECURITY AGREEMENT

            This Security Agreement is made as of September 30, 2004 by and among LAURUS MASTER FUND, LTD., a Cayman Islands corporation ("Laurus"), CREATIVE VISTAS, INC., an Arizona corporation ("Company"), A.C. TECHNICAL ACQUISITION CORP., a corporation incorporated under the laws of Ontario ("Acquisition Corp."), and A.C. Technical Systems Ltd., a corporation incorporated under the laws of Ontario ("AC Tech").

                                   BACKGROUND

            WHEREAS, Company has requested that Laurus make advances available to Company;

            WHEREAS, Laurus has agreed to make such advances to Company on the terms and conditions set forth in this Agreement; and

            WHEREAS, contemporaneous with the closing of the transactions contemplated hereby, the Company and Laurus will enter into and consummate the transactions contemplated by that certain securities purchase agreement dated as of the date hereof, pursuant to which the Company will issue to Laurus (i) a Convertible Term Note in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) and (ii) a related option and warrants to purchase common stock of the Company (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement").

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

            1. (a) General Definitions. Capitalized terms used in this Agreement shall have the meanings assigned to them in Annex A.

            (b) Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

            (c) Other Terms. All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

            (d) Rules of Construction. All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or

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clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

            2. Loans. (a)(i) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make loans (the "Loans") to Company from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (including, without limitation, reserves established to reflect the amount of any Priority Payables) (the "Reserves") and (y) an amount equal to (I) the Accounts Availability minus
(II) the Reserves. The amount derived at any time from Section 2(a)(i)(y)(I) minus 2(a)(i)(y)(II) shall be referred to as the "Formula Amount". Company shall execute and deliver to Laurus on the Closing Date a Minimum Borrowing Note and a Revolving Note evidencing the Loans funded on the Closing Date. From time to time thereafter, Company shall execute and deliver to Laurus immediately prior to the final funding of each additional $1,000,000 tranche of Loans allocated to any Minimum Borrowing Note issued by Company to Laurus after the date hereof (calculated on a cumulative basis for each such tranche) an additional Minimum Borrowing Note evidencing such tranche, substantially in the form of the Minimum Borrowing Note delivered by Company to Laurus on the Closing Date. Notwithstanding anything herein to the contrary, whenever during the Term the outstanding balance on the Revolving Note should equal or exceed $1,000,000 to the extent that the outstanding balance on Minimum Borrowing Note shall be less than $500,000 (the difference of $1,000,000 less the actual balance of the Minimum Borrowing Note, the "Available Minimum Borrowing"), such portion of the balance of the Revolving Note as shall equal the Available Minimum Borrowing shall be deemed to be simultaneously extinguished on the Revolving Note and transferred to, and evidenced by, the Minimum Borrowing Note.

                (ii) Notwithstanding the limitations set forth above, if requested by Company, Laurus retains the right to lend to Company from time to time such amounts in excess of such limitations as Laurus may determine in its sole discretion.

                (iii) Company acknowledges that the exercise of Laurus' discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability and Company hereby consents to any such increases or decreases which may limit or restrict advances requested by Company.

                (iv) If Company does not pay any interest, fees, costs or charges to Laurus when due, Company shall thereby be deemed to have requested, and Laurus is hereby

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authorized at its discretion to make and charge to Company's account, a Loan to
Company as of such date in an amount equal to such unpaid interest, fees, costs or charges.

                (v) If Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, Laurus may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Company (or, at Laurus' option, in Laurus' name) and may, but need not, take any and all other actions which Laurus may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Laurus in connection with or as a result of the performance or observance of such agreements or the taking of such action by Laurus shall be charged to Company's account as a Loan and added to the Obligations. Solely to facilitate Laurus' performance or observance of such covenants of Company pursuant to this Agreement or any Ancillary Agreement, Company hereby irrevocably appoints Laurus, or Laurus' delegate, acting alone, as Company's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed delivered or endorsed by Company.

                (vi) Laurus will account to Company monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Laurus shall be deemed final, binding and conclusive unless Laurus is notified by Company in writing to the contrary within sixty (60) days of the date each account was rendered specifying the item or items to which objection is made.

                (vii) During the Term, Company may borrow and prepay Loans in accordance with the terms and conditions hereof. (viii) If any Eligible Account is not paid by the Account Debtor within ninety (90) days (or one hundred twenty
(120) days for certain Account Debtors as described in clauses (g) and (h) of the definition of Eligible Account below) after the date that such Eligible Account was invoiced or if any Account Debtor asserts a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account, (a "Delinquent Account"), Company shall, at its option, (i) reimburse Laurus for the amount of the Loans made with respect to such Delinquent Account or (ii) immediately replace such Delinquent Account with an otherwise Eligible Account.

            (b) Following the occurrence of an Event of Default which continues to exist and the expiration of all applicable notice and grace periods, Laurus may, at its option, elect to convert the credit facility contemplated hereby to an accounts receivable purchase facility. Upon such election by Laurus (prior notice of which Laurus shall provide to Company), Company shall be deemed to hereby have sold, assigned, transferred, conveyed and delivered to Laurus, and Laurus shall be deemed to have purchased and received from Company, all right, title and

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interest of Company in and to all Accounts which shall at any time constitute
Eligible Accounts (the "Receivables Purchase"). All outstanding Loans hereunder shall be deemed obligations under such accounts receivable purchase facility. The conversion to an accounts receivable purchase facility in accordance with the terms hereof shall not be deemed an exercise by Laurus of its secured creditor rights under Article 9 of the UCC. Immediately following Laurus' request, Company shall execute all such further documentation as may be required by Laurus to more fully set forth the accounts receivable purchase facility herein contemplated, including, without limitation, Laurus' standard form of accounts receivable purchase agreement and account debtor notification letters, but Company's failure to enter into any such documentation shall not impair or affect the Receivables Purchase in any manner whatsoever.

            (c) Minimum Borrowing Amount. After a registration statement registering the Registrable Securities has been declared effective by the SEC, conversions of the Minimum Borrowing Amount into the Common Stock of Company may be initiated as set forth in the respective Minimum Borrowing Note. From and after the date upon which any outstanding principal of the Minimum Borrowing Amount (as evidenced by the first Minimum Borrowing Note) is converted into Common Stock (the "First Conversion Date"), (i) corresponding amounts of all outstanding Loans (not attributable to the then outstanding Minimum Borrowing Amount) existing on or made after the First Conversion Date will be aggregated until they reach the sum of $1,000,000 and (ii) Company will issue a new (serialized) Minimum Borrowing Note to Laurus in respect of such $1,000,000 aggregation, and (iii) Company shall prepare and file a subsequent registration statement with the SEC to register such subsequent Minimum Borrowing Note required pursuant to the terms of the Registration Rights Agreement.

            3. Repayment of the Loans. Company (a) may prepay the Obligations from time to time in accordance with the terms and provisions of the Notes (and
Section 16 hereof if such prepayment is due to a termination of this Agreement); and (b) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Loans made by Laurus to Company hereunder together with accrued and unpaid interest, fees and charges and (ii) all other amounts owed Laurus under this Agreement and the Ancillary Agreements. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.

            4. Procedure for Loans. Company may by written notice request a borrowing of Loans prior to 12:00 p.m. (New York time) on the Business Day of its request to incur, on the next business day, a Loan. Together with each request for a Loan (or at such other intervals as Laurus may request), Company shall deliver to Laurus a Borrowing Base Certificate substantially in the form of Exhibit A, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of Company together with all supporting documentation relating thereto. All Loans shall be disbursed from whichever office or other place Laurus may designate from time to time and shall be charged to Company's account on Laurus' books. The proceeds of each Loan made by Laurus shall be made available to Company on the Business Day following the Business Day so requested in accordance with the terms of this Section 4 by way of credit to Company's operating account maintained with such bank as Company designated to Laurus. Any and all Obligations due and owing hereunder may be charged to Company's account and shall constitute Loans.

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            5. Interest and Payments.

            (a) Interest.

                (i) Except as modified by Section 5(a)(iii) below, Company shall pay interest at the Contract Rate on the unpaid principal balance of each Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America.

                (ii) Interest and payments shall be computed on the basis of actual days elapsed in a year of 360 days. At Laurus' option, Laurus may charge Company's account for said interest.

                (iii) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Contract Rate shall automatically be increased as set forth in the Notes (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

                (iv) In no event shall the aggregate interest payable hereunder exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate") and if any provision of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

                (v) Company shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off, counterclaim, defense, Taxes restrictions or conditions of any kind. If Company or any Eligible Subsidiary shall be required by law to deduct or withhold in respect of any Indemnified Taxes from or in respect of any sum payable hereunder to Laurus, then:

                (A) the sum payable shall be increased by such additional amount (the "Additional Amount") as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to such Additional Amount) Laurus receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                (B) such Company or Eligible Subsidiary shall make the appropriate deductions or withholdings and shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law;

                (C) within thirty (30) days after the date of such payment, upon Laurus' request, such Company or Eligible Subsidiary shall furnish to Laurus the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Laurus;

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                (D) if such Company or Eligible Subsidiary fails to pay amounts in accordance with paragraph (B) above, such Company or Eligible Subsidiary shall indemnify Laurus for any incremental Indemnified Taxes that is paid by Laurus as a result of the failure;

                (E) the Company will indemnify Laurus for the full amount of any Taxes imposed by any jurisdiction and paid by Laurus with respect to any Additional Amount payable pursuant to paragraph (A) above and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes are correctly asserted; and

                (F) the indemnification contemplated in paragraphs (D) and (E) above shall be made within 30 days from the date Laurus makes written demand therefor (which demand shall identify the nature and amount of Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the Governmental Authority demanding payment of such Taxes).

            (vi) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant thereto at a rate based upon a year of 360, 365 or 366 days, as the case may be (the "First Rate"), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360, 365 or 366, as the case may be.

            (vii) Notwithstanding the provisions of this Section 5 or any other provision of this Agreement in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) with respect to any Loans by Laurus result in the receipt by Laurus of interest with respect of the Obligations at a "criminal rate" (as such term is construed under the Criminal Code (Canada)). The effective annual rate of interest for such purpose shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Loan by Laurus, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Laurus will be conclusive for the purposes of such determination.

            (viii) For greater certainty, unless otherwise specified in this Agreement or any of the other Ancillary Agreements, as applicable, whenever any amount is payable under this Agreement or any of the other Ancillary Agreements by any Eligible Subsidiary as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method." As an example, when interest is calculated and payable monthly the rate of interest payable per month is one twelfth (1/12) of the stated rate of interest per annum.


                (b) Payments; Certain Closing Conditions.

                    (i) Closing/Annual Payments. Upon execution of this Agreement by Company and Laurus, Company shall pay to Laurus Capital Management, L.L.C. a closing payment in an amount equal to three and one-half percent (3.50%) of the Capital Availability

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Amount. Such payment shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

                    (ii) Unused Line Payment. If, during any month, the average of the aggregate Loans outstanding during such month (the "Average Loan Amount") do not equal the Capital Availability Amount, Company shall pay to Laurus at the end of such month a payment (calculated on a per annum basis) in an amount equal to one half percent (0.50%) of the amount by which the Capital Availability Amount exceeds the Average Loan Amount. Notwithstanding the foregoing, any such due and unpaid fee shall come immediately due and payable upon termination of this Agreement.

                    (iii) Overadvance Payment. Without affecting Laurus' rights hereunder in the event the Loans exceed the Formula Amount (each such event, an "Overadvance"), all such Overadvances shall bear interest at an annual rate equal to one and one-half percent (1.50%) of the amount of such Overadvances for each month or portion thereof such amounts shall be outstanding and in excess of the Formula Amount. Such interest rate shall not exceed the Maximum Legal Rate.

                    (iv) Financial Information Default. Without affecting Laurus' other rights and remedies, in the event Company fails to deliver the financial information required by Section 11 on or before the date required by this Agreement, Company shall pay Laurus a fee in the amount of $250.00 per week (or portion thereof) for each such failure until such failure is cured to Laurus' reasonable satisfaction or waived in writing by Laurus. Such fee shall be charged to Company's account upon the occurrence of each such failure.

                    (v) Expenses. The Company shall reimburse Laurus for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements (as hereinafter defined), and expenses incurred in connection with Laurus' due diligence review of the Company and its Subsidiaries and all related matters. Amounts required to be paid under this Section 5(b)(v), together with amounts required to be paid pursuant to Section 2(c) of the Securities Purchase Agreement (as defined below), will be paid on the Closing Date and shall be $52,500 (plus any amounts related to (x) fees and expenses in respect of local Canadian counsel for Laurus and (y) registration and filing expenses in connection with the granting and perfection of Laurus' security interests) for such expenses (less $20,000 previously paid to Laurus).

                6. Security Interest.

                (a) To secure the prompt payment to Laurus of the Obligations, each of Company and each Eligible Subsidiary hereby assigns, pledges and grants to Laurus a continuing security interest in and Lien upon all of the Collateral. All of Company's and each Eligible Subsidiary's Books and Records relating to the Collateral shall, until delivered to or removed by Laurus, be kept by Company and each Eligible Subsidiary, as the case may be, in trust for Laurus until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Company and each Eligible Subsidiary shall be deemed to include the foregoing grant, whether or not the same appears therein.


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                (b) Company and each Eligible Subsidiary hereby (i) authorizes
Laurus to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets and personal property of Company or such Eligible Subsidiary, as the case may be, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Laurus to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Each of Company and each Eligible Subsidiary acknowledges that it is not authorized to file any financing statement or amendment, discharge or termination statement with respect to any financing statement without the prior written consent of Laurus and agrees that it will not do so without the prior written consent of Laurus, which consent shall not be unreasonably withheld, delayed or conditioned, subject to Company's and such Eligible Subsidiary's rights under Section 9-509(d)(2) of the UCC.

                (c) Each of Company and each Eligible Subsidiary hereby grants to Laurus an irrevocable, non-exclusive license (exercisable upon the termination of this Agreement due to an occurrence and during the continuance of an Event of Default, in each case, following the expiration of applicable notice or grace periods, without payment of royalty or other compensation to Company or such Eligible Subsidiary, as the case may be) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Company and/or such Eligible Subsidiary, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the earlier of (i) termination of this Agreement and the payment in full of all Obligations or (ii) the cure of such Event of Default.

                7. Representations, Warranties and Covenants Concerning the Collateral. Each of Company and each Eligible Subsidiary represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Loan and made as of the time of each and every Loan hereunder) and covenants as follows:

                (a) all of the Collateral (i) is owned by Company and/or an Eligible Subsidiary, as the case may be, or such entity has the right to use such Collateral, free and clear of all Liens (including any claims of infringement) except those in Laurus' favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

                (b) neither the Company nor any Eligible Subsidiary shall encumber, mortgage, pledge, assign or grant any Lien in any Collateral or any of Company's or any Eligible Subsidiary other assets to anyone other than Laurus and except for Permitted Liens.

                (c) the Liens granted pursuant to this Agreement, upon completion of the filings and other actions listed on Schedule 7(c) (which, in the case of all filings and other documents

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referred to in said Schedule, have been delivered to Laurus in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Laurus as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and any purchasers from Company and the Eligible Subsidiaries and such security interest is prior to all other Liens in existence on the date hereof.

                (d) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

                (e) neither Company nor any Eligible Subsidiary shall dispose of any of the Collateral whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $50,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

                (f) each of Company and each Eligible Subsidiary shall use its commercially reasonable efforts to defend the right, title and interest of Laurus in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions reasonably necessary to grant Laurus "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by Company and each Eligible Subsidiary, with any agreements establishing control to be in form and substance satisfactory to Laurus, (ii) the prompt (but in no event later than five (5) Business Days following Laurus' request therefor) delivery to Laurus of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by Company and each Eligible Subsidiary (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Laurus' interest in Collateral at Laurus' request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve Company's, each Eligible Subsidiary's and/or Laurus' respective and several interests in the Collateral.

                (g) each of Company and each Eligible Subsidiary shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Laurus, each of Company and/or each Eligible Subsidiary, as the case may be, shall enter into a supplement to this Agreement granting to Laurus a Lien in such commercial tort claim.

                (h) each of Company and each Eligible Subsidiary shall place notations upon its Books and Records and any financial statement of Company and each Eligible Subsidiary, as the case may be, to disclose Laurus' Lien in the Collateral.

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

                (i) If either Company and/or ay Eligible Subsidiary retains possession of any Chattel Paper or Instrument with Laurus' consent, upon Laurus' request such Chattel Paper and Instruments shall be marked with the following legend: "This writing and obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd."

                (j) each of Company and each Eligible Subsidiary shall perform in a reasonable time all other steps reasonably requested by Laurus to create and maintain in Laurus' favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

                (k) each of Company and each Eligible Subsidiary shall notify Laurus promptly and in any event within five (5) Business Days after obtaining knowledge thereof (i) of any event or circumstance that to Company's or any Eligible Subsidiary's knowledge would cause Laurus to consider any then existing Account which had previously been designated by Laurus as an Eligible Account as no longer constituting an Eligible Account; (ii) of any material delay in Company's or any Eligible Subsidiary's performance of any of its obligations to any Account Debtor with respect to any Account at any time considered an Eligible Account by Laurus (each, an "Eligible Account Debtor"); (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by Company or any Eligible Subsidiary to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any material loss, damage or destruction of any of the Collateral.

                (l) All Eligible Accounts (i) which are billed on a construction completion basis but not payable until the project is completed, represent complete bona fide transactions which require no further act under any circumstances on Company's or any Eligible Subsidiary's part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of either Company or any Eligible Subsidiary. Neither Company nor any Eligible Subsidiary has made, and neither Company nor any Eligible Subsidiary will make, any agreement with any Eligible Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Eligible Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Company or any Eligible Subsidiary in the ordinary course of its business consistent with historical practice and as previously disclosed to Laurus in writing.

                (m) each of Company and each Eligible Subsidiary shall keep and maintain its Equipment in operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. Neither Company nor any Eligible Subsidiary shall permit any such items to become a Fixture to real estate or accessions to other personal property.

                (n) each of Company and each Eligible Subsidiary shall maintain and keep all of its Books and Records concerning the Collateral at such person's executive offices listed in Schedule 12(bb).

                (o) each of Company and each Eligible Subsidiary shall maintain and keep the tangible Collateral at the addresses listed in Schedule 12(bb), provided, that each of Company and/or any such Eligible Subsidiary may change such locations or open a new location, provided that Company or any such Eligible Subsidiary, as the case may be, provides Laurus at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than $75,000 will be located, Company and/or any such Eligible Subsidiary, as the case may be, executes and delivers to Laurus such agreements as Laurus may reasonably request, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Laurus.

                (p) Schedule 7(p) lists all banks and other financial institutions at which Company and each Eligible Subsidiary maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. Neither the Company nor any Eligible Subsidiary shall establish any depository or other bank account of any with any financial institution (other than the accounts set forth on Schedule 7(p)) without Laurus' prior written consent.

                8. Payment of Accounts.

                (a) Each of Company and each Eligible Subsidiary will irrevocably direct all of its present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by Company and each Eligible Subsidiary (the "Lockboxes") with North Fork Bank, the Royal Bank of Canada or such other financial institution accepted by Laurus in writing as may be selected by Company and/or any Eligible Subsidiary (collectively, the "Lockbox Bank") pursuant to the terms of the documentation acceptable to Laurus. On or prior to the Closing Date, each of Company and each Eligible Subsidiary shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to: (a) sweep the Lockbox on a daily basis and deposit all checks received therein to an account designated by Laurus in writing and (b) comply only with the instructions or other directions of Laurus concerning the Lockbox. All of Company's and each Eligible Subsidiary's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of Company or any Eligible Subsidiary or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, Company or any Eligible Subsidiary receives any payments, Company or such Eligible Subsidiary, as the case may be, shall immediately remit such payments to Laurus in their original form with all necessary endorsements. Until so remitted, Company and each Eligible Subsidiary shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property.

                (b) At Laurus' election, following the occurrence of an Event of Default which is continuing and the expiration of all applicable notice and cure periods, Laurus may notify each of Company's and each Eligible Subsidiary's Account Debtors of Laurus' security interest in the

Accounts, collect them directly and charge the collection costs and expenses thereof to Company's and the Eligible Subsidiaries joint and several account.

                9. Collection and Maintenance of Collateral.

                (a) Laurus may verify Company's and each Eligible Subsidiary's Accounts from time to time, but not more often than once every three (3) months unless an Event of Default has occurred and is continuing, utilizing an audit control company or any other agent of Laurus.

                (b) Proceeds of Accounts received by Laurus will be deemed received on the Business Day after Laurus' receipt of such proceeds in good funds in dollars of the United States of America in Laurus' account. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

                (c) As Laurus receives the proceeds of Accounts of Company or any Eligible Subsidiary, it shall (i) apply such proceeds, as required, to amounts outstanding under the Notes, and (ii) remit all such remaining proceeds (net of interest, fees and other amounts then due and owing to Laurus hereunder) to Company and/or any such Eligible Subsidiary upon request (but no more often than twice a week). Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Laurus, at its option, may (a) apply such proceeds to the Obligations in such order as Laurus shall elect, (b) hold all such proceeds as cash collateral for the Obligations and each of Company and each Eligible Subsidiary hereby grants to Laurus a security interest in such cash collateral amounts as security for the Obligations and/or (c) do any combination of the foregoing.

                10. Inspections and Appraisals. During normal business hours, Laurus, and/or any agent of Laurus shall have the right upon reasonable advance written or email notice to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each of Company's and each Eligible Subsidiary's properties and the Collateral, (b) inspect, audit and copy and make extracts from Company's and each Eligible Subsidiary's Books and Records, including management letters prepared by independent accountants, and
(c) discuss with Company's and each Eligible Subsidiary's principal officers, and independent accountants, Company's and each Eligible Subsidiary's business, assets, liabilities, financial condition, results of operations and business prospects. Each of Company and each Eligible Subsidiary will deliver to Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for Company and such Eligible Subsidiary. If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants review the same.

                11. Financial Reporting. During the Term, Company will deliver, or cause to be delivered, to Laurus each of the following, which shall be in form and detail acceptable to Laurus:

                (a) To the extent not included in the Company's applicable annual report filed with the SEC (as defined below), as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Company, Company's audited financial statements with a report of independent certified public accountants of recognized standing selected by Company and acceptable to Laurus (the "Accountants"), which annual financial statements shall include Company's balance sheet as at the end of such fiscal year and the related statements of Company's income, retained earnings and cash flows for the fiscal year then ended, prepared, if Laurus so requests, on a consolidating and consolidated basis to include all Subsidiaries and Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by such accountants; and
(ii) a certificate of Company's President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                (b) To the extent not included in Company's applicable quarterly report filed with the SEC, as soon as available and in any event within 60 days after the end of each quarter, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Company as at the end of and for such quarter and for the year to date period then ended, prepared, if Laurus so requests, on a consolidating and consolidated basis to include all Subsidiaries and Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of Company's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and
(ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

                (c) Within thirty (30) days after the end of each month (or more frequently if Laurus so requests), agings of Company's and each Eligible Subsidiary's Accounts, unaudited trial balances and their accounts payable and a calculation of Company's and each Eligible Subsidiary's Accounts, Eligible Accounts, provided, however, that if Laurus shall request the foregoing information more often than as set forth in the immediately preceding clause, Company and/or any Eligible Subsidiary shall have thirty (30) days from each such request to comply with Laurus' demand; and

                (d) Promptly after (i) the filing thereof, copies of Company's most recent registration statements and annual, quarterly, monthly or other regular reports which Company files with the Securities and Exchange Commission (the "SEC"), and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as Company shall send to its stockholders.

                12. Additional Representations and Warranties. Company (together with each Eligible Subsidiary party hereto on the date hereof) hereby represents and warrants to Laurus as follows (which representations and warranties are supplemented by, and subject to, Company's filings under the Securities Exchange Act of 1934 (collectively, the "Exchange Act Filings"), copies of which have been provided to Laurus:

                (a) Organization, Good Standing and Qualification. Each of Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Company and each of its Subsidiaries has the power (corporate and otherwise) and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Ancillary Agreements, to issue and sell the Notes and the shares of Common Stock issuable upon conversion of the Minimum Borrowing Note (the "Note Shares"), to issue and sell the Option and the shares of Common Stock issuable upon conversion of the Option (the "Option Shares"), to issue and sell the Warrants and the shares of Common Stock issuable upon conversion of the Warrants (the "Warrant Shares"), and to carry out the provisions of this Agreement and the Ancillary Agreements and to carry on its business as presently conducted. Each of Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions, except for those jurisdictions in which the failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                (b) Subsidiaries. Each direct and indirect Subsidiary of Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 12(b).

                (c) Capitalization; Voting Rights.

            The authorized capital stock of the Company, as of the date hereof consists of 100,050,000 shares, of which 100,000,000 are shares of Common Stock, no par value per share, 10,000,000shares of which are issued and outstanding, and 50,000 are shares of preferred stock, no par value per share of which 0 shares are issued and outstanding. The authorized capital stock of each Subsidiary of the Company is set forth on Schedule 12 (c).

                    (i) Except as disclosed on Schedule 12(c), other than: (i) the shares reserved for issuance under Company's stock option plans; and (ii) shares which may be issued pursuant to this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from Company of any of its securities. Except as disclosed on Schedule 12(c), neither the offer, issuance or sale of any of the Notes, the Option or the Warrants, or the issuance of any of the Note Shares, the Option Shares or the Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                    (ii) All issued and outstanding shares of Company's Common
Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                    (iii) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in Company's Certificate of Incorporation (the "Charter"). The Note Shares, the Option Shares and the Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and Company's

Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                (d) Authorization; Binding Obligations. All corporate action on the part of each of Company and each of its Subsidiaries, their respective officers and directors necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all obligations of Company and each of its Subsidiaries hereunder and under the Ancillary Agreements on the Closing Date and, the authorization, sale, issuance and delivery of the Notes, the Option and the Warrant has been taken or will be taken prior to the Closing Date. This Agreement and the Ancillary Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of Company and each of its Subsidiaries enforceable in accordance with their terms, except:

                    (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                    (ii) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Notes and the subsequent conversion of the Notes into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares and the issuance of the Option and the subsequent exercise of the Option for Option Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                (e) Liabilities. Neither the Company nor any of its Subsidiaries has any contingent liabilities, except current liabilities incurred in the ordinary course of business, liabilities disclosed in the Financial Statements (as defined below) and liabilities set forth on Schedule 12(e).

                (f) Agreements; Action. Except as set forth on Schedule 12(f) or as disclosed in any Exchange Act Filings:

                    (i) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $100,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's or any of its Subsidiaries' products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

                    (ii) Since December 31, 2003, neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $200,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                    (iii) For the purposes of subsections (i) and (ii) of this
Section 12(f) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith or with any Subsidiary thereof) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                (g) Obligations to Related Parties. Except as set forth on
Schedule 12(g), there are no obligations of Company or any of its Subsidiaries to officers, directors, stockholders or employees of Company or any of its Subsidiaries other than:

                    (i) for payment of salary for services rendered and for bonus payments;

                    (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries;

                    (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

                    (iv) obligations listed in the Company's Financial Statements or disclosed in any of its Exchange Act Filings.

         Except as described above or set forth on Schedule 12(g), to the best of Company's knowledge, none of the officers, directors, key employees or stockholders of Company, any of its Subsidiaries or any members of their immediate families, are indebted to Company or any of their Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which Company or any of its Subsidiaries is affiliated or with which Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent

(1%) of such company) which may compete with Company or any of its Subsidiaries. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between Company or any of its Subsidiaries and any such person. Except as set forth on Schedule 12(g), neither Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                (h) Changes. Since December 31, 2003, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Ancillary Agreements, there has not been:

                    (i) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                    (ii) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

                    (iii) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

                    (iv) any damage, destruction or loss, whether or not covered by insurance, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                    (v) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

                    (vi) any direct or indirect material loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business and a certain note payable for the purchase of shares of A.C. Technical Systems Ltd. to The Navaratnam Trust and The Burns Trust issued on the date hereof;

                    (vii) any material change in any compensation arrangement or agreement with any key employee, officer, director or stockholder of the Company or any of its Subsidiaries;

                    (viii) any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

                    (ix) any labor organization activity related to the Company or any of its Subsidiaries;

                    (x) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries in excess of a principal amount of $150,000 in the aggregate, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                    (xi) any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries other than in the ordinary course of business;

                    (xii) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                    (xiii) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

                    (xiv) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (i) through
(xiii) of this Section 12(h).

                (i) Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 12(i), each of Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

                    (i) those resulting from taxes which have not yet become delinquent;

                    (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of Company or any of its Subsidiaries; and

                    (iii) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Company or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 12(i), each of Company and each of its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(j) Intellectual Property.

                    (i) Each of Company and each of its Subsidiaries owns or possesses sufficient legal rights to all Intellectual Property necessary for its business as now conducted and to Company's knowledge as presently proposed to be conducted, without any known infringement of the rights of others. Except as set forth on Schedule 12(j)(i), there are no outstanding options, licenses or agreements of any kind relating to such Intellectual Property of Company or any of its Subsidiaries, nor is Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                    (ii) Neither Company nor any of its Subsidiaries has received any communications alleging that Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is Company aware of any basis therefor.

(iii) Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to Company or any such Subsidiary.

                (k) Compliance with Other Instruments. Neither Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements to which it is a party, and the issuance and sale of the Note by Company and the other Securities by Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Company or any of its Subsidiaries, its business or operations or any of its assets or properties.

                (l) Litigation. Except as set forth on Schedule 12(l), there is no action, suit, proceeding or investigation pending or, to Company's knowledge, currently threatened against Company or any of its Subsidiaries that prevents Company or any of its Subsidiaries from entering into this Agreement or the Ancillary Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or could result in any change in the current equity ownership of Company or any of its Subsidiaries, nor is Company aware that there is any basis to assert any of the foregoing. Neither Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Company or any of its Subsidiaries currently pending or which Company or any of its Subsidiaries intends to initiate.

                (m) Tax Returns and Payments. Each of Company and each of its Subsidiaries has timely filed or received an extension to file all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by each of Company and each of its Subsidiaries on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent unless the Company is contesting such taxes in good faith. Except as set forth on Schedule 12(m), neither Company nor any of its Subsidiaries has been advised:

                    (i) that any of its returns, federal, state, provincial or other, have been or are being audited as of the date hereof; or

                    (ii) of any deficiency in assessment or proposed judgment to its federal, state, provincial or other taxes.

Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                (n) Employees. Except as set forth on Schedule 12(n), neither Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to Company's knowledge, threatened with respect to Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 12(n), neither Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To Company's knowledge, no employee of Company or any of its Subsidiaries, nor any consultant with whom Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Company or any of its Subsidiaries because of the nature of the business to be conducted by Company or any of its Subsidiaries; and to Company's knowledge the continued employment by Company and its Subsidiaries of their respective present employees, and the performance of Company's and its Subsidiaries contracts with its independent contractors, will not result in any such violation. Company is not aware that any of its or any of its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with Company or any of its Subsidiaries, no employee of Company or any of its Subsidiaries has been granted the right to continued employment by Company or any of its Subsidiaries or to any material compensation following termination of employment with Company or any of its Subsidiaries. Except as set forth on Schedule 12(n), neither Company nor any of its Subsidiaries is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with Company or any of its Subsidiaries, nor does Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees. With respect to any Canadian Pension Plan: (i) the Canadian Pension Plans are duly registered under all applicable Federal and Provincial pension benefits legislation, (ii) all statutory obligations of Company or any Eligible Subsidiary required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by Company or any Eligible Subsidiary to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations, (iv) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by Company or any Eligible Subsidiary and fully paid into the Canadian Pension Plans in a timely fashion, (v) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals, or applications of, the assets of any of the Pension Plans, (vii) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute, (viii) the Canadian Pension Plans are fully funded in accordance with applicable law both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles), and (ix) none of the Canadian Pension Plans is the subject of an investigation, proceeding, action or claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim. Company and each Eligible Subsidiary shall (i) cause the Canadian Pension Plans to be administered in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation, (ii) deliver to Laurus an undertaking of the funding agent for such Canadian Pension Plan stating that the funding agent will notify Laurus within seven (7) days of the failure of Company or any Eligible Subsidiary to make any required contribution to each Canadian Pension Plan,
(iii) not accept payment of any amount from any Canadian Pension Plan (other than amounts on account of expenses reasonably incurred in connection with the operations of such Canadian Pension Plan) without the prior written consent of Laurus, (iv) not terminate, or cause to be terminated, any Canadian Pension Plan, if such plan would have a solvency deficiency on termination, (v) shall promptly provide Laurus with any documentation relating to the Canadian Pension Plans as Laurus may reasonably request, and (vi) shall promptly notify Laurus of
(A) a material increase in the liabilities of any Canadian Pension Plan, (B) the establishment of a new registered pension plan or (C) the commencement of payments of contributions to any Canadian Pension Plan to which Company or any Eligible Subsidiary had not previously been paying or contributing.

                (o) Registration Rights and Voting Rights. Except (i) in connection with this Agreement and the Ancillary Agreements, (ii) as set forth on Schedule 12(o) and (iii) as disclosed in Exchange Act Filings, neither Company nor any of its Subsidiaries is presently not under any obligation, and has not granted any rights, to register any of Company's or any such Subsidiary's presently outstanding securities or any of its securities that may hereafter be issued.

Except as set forth on Schedule 12(o) and except as disclosed in Exchange Act Filings, to Company's knowledge, no stockholder of Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of Company or any of its Subsidiaries.

                (p) Compliance with Laws; Permits. Neither Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Ancillary Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing Date, as will be filed in a timely manner. Each of Company and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                (q) Environmental and Safety Laws. Neither Company is nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on
Schedule 12(q), no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by Company or any of its Subsidiaries or, to Company's knowledge, by any other person or entity on any property owned, leased or used by Company or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

                    (i) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; and

                    (ii) any petroleum products or nuclear materials.

                (r) Valid Offering. Assuming the accuracy of the representations and warranties of Laurus contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                (s) Full Disclosure. Each of Company and each of its Subsidiaries has provided Laurus with all information requested by Laurus in connection with its decision to purchase the Notes and the Warrants, including all information Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the Ancillary Agreements nor the exhibits and schedules hereto and thereto nor any other document delivered by Company or any of its Subsidiaries to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                (t) Insurance. Each of Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which Company believes are customary for companies similarly situated to Company and its Subsidiaries in the same or similar business.

                (u) SEC Reports; Financial Statements. Except as set forth on
Schedule 12(u), Company and each of its Subsidiaries has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act since May 2001. AC Tech has furnished Laurus with copies of: AC Tech's audited balance sheet, statement of retained earnings, statement of operations and statement of cash flows for the fiscal years ended December 31, 2002 and December 31, 2003 (collectively, the "Financial Statements"). Except as set forth on Schedule 12(u), each Financial Statement was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the Financial Statements, nor the financial statements (and the notes thereto) included in the Financial Statements, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such Financial Statements have been prepared in accordance with generally accepted accounting principles (x) in the case of the period ended December 31, 2002, as in effect in Canada and (y) in the case of the period ended December 31, 2003, as in effect in the United States of America , in each case, applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations, the retained earnings and the cash flows of AC Tech, as of, and for, the periods presented in each such Financial Statements.

                (v) Listing. The Company's Common Stock is listed for trading on the National Association of Securities Dealers Over the Counter Bulletin Board ("NASD OTCBB") and satisfies all requirements for the continuation of such trading. The Company has not received any notice that its Common Stock will not be eligible to be traded on the NASD OTCBB or that its Common Stock does not meet all requirements for such trading.

                (w) No Integrated Offering. Neither Company, nor any of its Subsidiaries nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security (other than a concurrent offering to Laurus under a Securities Purchase Agreement between Company and Laurus dated as of the date hereof (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement") under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Ancillary Agreement to be integrated with prior offerings by Company for purposes of the Securities Act which would prevent Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                (x) Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

                (y) Dilution. Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Notes and exercise of the Warrants and the Option is binding upon Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of Company. (z) Patriot Act. The Company certifies that, to the best of Company's knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to Laurus has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to Laurus, to the extent that they are within the Company's or any such Subsidiary's control shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify Laurus if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide Laurus any additional information regarding the Company and each Subsidiary thereof that Laurus deems reasonably necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Laurus' investment in the Company. The Company further understands that Laurus may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if Laurus, in its sole discretion, determines that it is in the best interests of Laurus in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

                (aa) Schedule 12(bb) sets forth Company's and each Eligible Subsidiary's name as it appears in official filing in the state of its incorporation, the type of entity of Company and each Eligible Subsidiary, the organizational identification number issued by Company's and each Eligible Subsidiary's state of incorporation or a statement that no such number has been issued, Company's and each Eligible Subsidiary's state of incorporation, and the location of Company's and each Eligible Subsidiary's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Schedule 12(bb), such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Schedule 12(bb), neither Company nor any Eligible Subsidiary has been known as or conducted business in any other name (including trade names). Each of Company and each Eligible Subsidiary has only one state of incorporation.

                13. Covenants. Company covenants and agrees with Laurus as follows:

                (a) Stop-Orders. Company will advise Laurus, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of Company, or of the suspension of the qualification of the Common Stock of Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                (b) Listing. Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants on the NASD OTCBB (the "Principal Market") upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                (c) Market Regulations. Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Laurus and promptly provide copies thereof to Laurus.

                (d) Reporting Requirements. Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                (e) Use of Funds. Company agrees that it will, and will cause its Subsidiaries to, use the proceeds of the sale of the Notes, the Option and the Warrants for working capital purposes and as set forth on Schedule 13(e) hereto.

                (f) Access to Facilities. To the extent permitted by applicable securities laws and regulations, Company will, and will cause each of its Subsidiaries to, permit any representatives designated by Laurus (or any successor of Laurus), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of Company or any such Subsidiary, as the case may be, to:

(i) visit and inspect any of the properties of Company or any such Subsidiary;
(ii) examine the corporate and financial records of Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and
(iii) discuss the affairs, finances and accounts of Company or any of its Subsidiaries with the directors, officers and independent accountants of Company or any of its Subsidiaries.


Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to Laurus unless Laurus signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

                (g) Taxes. Company will, and will cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of Company or such Subsidiary, as the case may be; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that Company will, and will cause each of its Subsidiaries to, pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                (h) Insurance. Each of Company and each Eligible Subsidiary, as the case may be, will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. Each of Company and each of its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as Company and its Subsidiaries; and Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which Company and/or such Subsidiary thereof reasonably believes is customary for companies in similar business similarly situated as Company and its Subsidiaries and to the extent available on commercially reasonable terms. Company and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to Laurus as security for its obligations hereunder and under the Ancillary Agreements. At Company's own cost and expense in amounts and with carriers reasonably acceptable to Laurus, Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Company and its Subsidiaries insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Company or any of its Subsidiaries is engaged in business; and (v) furnish Laurus with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting Company's and its Subsidiaries' workers' compensation policy, endorsements to such policies naming Laurus as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Laurus, naming Laurus as loss payee, and (z) evidence that as to Laurus the insurance coverage shall not be impaired or invalidated by any act or neglect of Company or any of its Subsidiaries and the insurer will provide Laurus with at least thirty (30) days notice prior to cancellation. So long as the Notes remain outstanding, Company shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Laurus and not to Company and/or any Subsidiary thereof and Laurus jointly. If any insurance losses are paid by check, draft or other instrument payable to Company and/or any Subsidiary thereof and Laurus jointly, Laurus may endorse Company's and/or such Subsidiary's name thereon and do such other things as Laurus may deem advisable to reduce the same to cash. Laurus is hereby authorized to adjust and compromise claims. All loss recoveries received by Laurus upon any such insurance may be applied to the Obligations, in such order as Laurus in its sole discretion shall determine or shall otherwise be delivered to Company and/or such Subsidiary thereof. Any surplus shall be paid by Laurus to Company and/or such Subsidiary thereof or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Company and its Subsidiaries to Laurus, on demand. Notwithstanding anything herein or in any Related Agreement to the contrary, the Company shall obtain customary insurance and name the Purchaser as an additional insured and loss payee thereunder as soon as practicable following the Closing Date, and in any event within thirty days following the Closing Date.

                (i) Intellectual Property. Company shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                (j) Properties. Company will, and will cause each of its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and Company will, and will cause each of its Subsidiaries to, at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

                (k) Confidentiality. The Company and each Eligible Subsidiary on behalf of itself and its successors, assigns and Affiliates, agrees to use its best efforts to maintain as confidential all confidential information provided to it by Laurus, including, but not limited to, financial statements, certificates, reports, agreements and information, financial results, information that may constitute material non-public information and other information considered by Laurus to be confidential and proprietary and to use such information in compliance with all applicable laws, solely for the purpose of and as necessary to fulfill its obligations under this Agreement and will not reveal it to any third party without the express written consent of Laurus. The Company and each Eligible Subsidiary will take appropriate measures to prevent its agents, employees and subcontractors from using or disclosing any such confidential information, except as is expressly permitted under this Agreement. The Company and each Eligible Subsidiary agrees that it will not disclose, and will not include in any public announcement, the name of Laurus, unless expressly agreed to by Laurus or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement and upon notice to the Company. Company may disclose Laurus' identity and the terms of this Agreement to its current and prospective debt and equity financing sources and in its filings with the SEC.

                (l) Required Approvals(m) . Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Laurus,
(i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than Company's indebtedness to Laurus and as set forth on Schedule 13(l)(i) attached hereto and made a part hereof; (ii) cancel any debt owing to it in excess of $75,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by a Company for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock other than to pay dividends on shares of the Company's Preferred Stock outstanding on the date hereof or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Stock of Company outstanding on the date hereof, or issue any Preferred Stock mandatorily redeemable prior to the one year anniversary of the Maturity Date (as defined in the Notes); (v) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, or transfer any assets to, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to Company's officers and employees not exceeding at any one time an aggregate of $25,000, and (z) existing Subsidiaries of Company which have fully guaranteed the obligations owed to, and granted a security interest in all of their respective assets for the benefit of, Laurus; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Schedule 12(b) unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Laurus as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Laurus, including, without limitation, to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations; (vii) directly or indirectly, prepay any indebtedness (other than to Laurus and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Laurus and in the ordinary course of business) except to make scheduled payments of principal and interest thereof; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it, unless (1) Company is the surviving entity of such merger or consolidation, (2) no Event of Default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) Company shall have provided Laurus copies of all documentation relating to such merger or consolidation and (4) Company shall have provided Laurus with at least thirty (30) days' prior written notice of such merger or consolidation; (ix) materially change the nature of the business in which it is presently engaged; (x) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby; (xi) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Laurus except as required by GAAP or in the tax reporting treatment or except as required by law; (xii) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; or (xiii) bill Accounts under any name except the present name of Company or its existing Subsidiaries.

                (n) Reissuance of Securities. Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 37 below at such time as:

                    (i) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

                    (ii) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

Company agrees to cooperate with Laurus in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided Company and its counsel receive reasonably requested representations from Laurus (including a legal opinion from counsel to Laurus, if customary and requested) and broker, if any.

                (o) Opinion. On the Closing Date, Company will deliver to Laurus an opinion reasonably acceptable to Laurus from Company's legal counsel. Company will provide, at Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Notes and the exercise of the Warrants and the Option.

                (p) Legal Name, etc. Neither Company nor any of its Eligible Subsidiaries will, without providing Laurus with 30 days prior written notice, change (i) its name as it appears in the official filings in the state of its incorporation or formation, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of incorporation, (iv) its state of incorporation or (v) amend its certificate of incorporation, by-laws or other organizational document.

                (q) Compliance with Laws. The operation of each of the Company's and each of its Subsidiaries' business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health safety and environmental matters.

                (r) Notices. Each of the Company and each of its Subsidiaries will promptly inform Laurus in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which could reasonable be expected to have singly or in the aggregate, a Material Adverse Effect; (ii) any change which has had, or could reasonably be expected to have, a Material Adverse Effect; (iii) any Event of Default or Default; and (iv) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of Company's or any such Subsidiary's properties may be bound the breach of which would have a Material Adverse Effect.

                (s) Margin Stock. The Company will not permit any of the proceeds of the Loans, the Note, the Warrant or the Option to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                (t) Offering Restrictions. Except as previously disclosed in the Financial Statements or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"), the Company will not issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Notes (together with all accrued and unpaid interest and fees related thereto (the "Exclusion Period").

                (u) Authorization and Reservation of Shares. Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Notes and exercise of the Warrants.

                (v) Financing Right of First Refusal. (i) For a period of one hundred eighty (180) days following the Closing Date, Company hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Company and/or any of its Subsidiaries, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Company or any of its Subsidiaries (other than (i) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to Laurus in writing; (ii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company; or (iii) securities issued pursuant to acquisitions or strategic transactions the primary purpose of which is not raising capital, so long as, in the case of this clause
(iii), such shares of Common Stock so issued (or securities convertible into Common Stock so issued) are restricted and do not become freely or publicly traded in any respect prior to the two year anniversary of the issuance thereof) (an "Additional Financing"), the Company and/or any Subsidiary of the Company, as the case may be, shall notify Laurus of its intention to enter into such Additional Financing. In connection therewith, the Company and/or the applicable Subsidiary thereof shall submit a fully executed term sheet (a "Proposed Term Sheet") to Laurus setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Company and/or such Subsidiary. Laurus shall have the right, but not the obligation, to deliver its own proposed term sheet (the "Laurus Term Sheet") setting forth the terms and conditions upon which Laurus would be willing to provide such Additional Financing to the Company and/or such Subsidiary. The Laurus Term Sheet shall contain terms no less favorable to the Company and /or the Subsidiary than those outlined in Proposed Term Sheet. Laurus shall deliver such Laurus Term Sheet within ten business days of receipt of each such Proposed Term Sheet. If the provisions of the Laurus Term Sheet are at least as favorable to the Company and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, the Company and/or such Subsidiary shall either (a) enter into and consummate the Additional Financing transaction outlined in the Laurus Term Sheet or (b) choose not to consummate such Additional Financing, in which case the Company shall be obligated to comply with the provisions of this
Section 6.17 with respect to any future potential financing.

                (ii) The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of Laurus to consummate an Additional Financing with the Company or any of its Subsidiaries.

                (w) Further Assurances. At any time and from time to time, upon the written request of Laurus and at the sole expense of Company, each of Company and each Eligible Subsidiary shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Laurus may reasonably request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Laurus' rights in the Collateral and under this Agreement or any Ancillary Agreement, or (c) to enable Laurus to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

                14. Representations and Warranties of Laurus.

                Laurus hereby represents and warrants to Company as follows:

                (a) Requisite Power and Authority. Laurus has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions. All corporate action on Laurus' part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Agreement and the Ancillary Agreements will be valid and binding obligations of Laurus, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

                (b) Investment Representations. Laurus understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Laurus' representations contained in this Agreement, including, without limitation, that Laurus is an "accredited investor" within the meaning of Regulation D under the Securities Act. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note to be purchased by it under this Agreement and the Securities acquired by it upon the conversion of the Note.

                (c) Laurus Bears Economic Risk. Laurus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Company so that it is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its own interests. Laurus must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

                (d) Acquisition for Own Account. Laurus is acquiring the Securities for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

                (e) Laurus Can Protect Its Interest. Laurus represents that by reason of its, or of its management's, business and financial experience, Laurus has the capacity to evaluate the merits and risks of its investment in the Note, and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Ancillary Agreements. Further, Laurus is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Ancillary Agreements.

                (f) Accredited Investor. Laurus represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (g) Shorting. Neither Laurus nor any of its Affiliates or investment partners has, will, or will cause any person or entity, to directly engage in "short sales" of Company's common stock directly related to Company's Common Stock as long as any Minimum Borrowing Note shall be outstanding.

                (h) Patriot Act. Laurus certifies that, to the best of Laurus' knowledge, Laurus has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Laurus hereby represents, warrants and agrees that: (i) none of the cash or property that Laurus will use to purchase the Notes has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no disbursement by Laurus to the Company, to the extent within Laurus' control, shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Laurus shall promptly notify the Company if any of these representations ceases to be true and accurate regarding Laurus. Laurus agrees to provide the Company any additional information regarding Laurus that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Laurus understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in the Company. Laurus further understands that the Company may release information about Laurus and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

                15. Power of Attorney. Each of Company and each Eligible Subsidiary hereby appoints Laurus, or any other Person whom Laurus may designate as Company's and/or any Eligible Subsidiary's attorney, with power to: (i) endorse Company's and each Eligible Subsidiary's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Laurus' possession; (ii) sign Company's and each Eligible Subsidiary's name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other public records, verifications of Account and notices to or from Account Debtors; (iii) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors; (iv) do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (v) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of Company's and each Eligible Subsidiary's mail to an address designated by Laurus, and to receive, open and dispose of all mail addressed to Company or any Eligible Subsidiary. Each of Company and each Eligible Subsidiary hereby ratifies and approves all acts of the attorney. Neither Laurus, nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as Laurus has a security interest and until the Obligations have been fully satisfied. Laurus shall provide the Company with written notice (as promptly as practicable) upon any actions taken pursuant to the foregoing power of attorney; provided that the failure to provide any such notice shall not have the effect of invalidating such actions in any respect.

                16. Term of Agreement. Laurus' agreement to make Loans and extend financial accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Initial Term. At Laurus' election following the occurrence of an Event of Default, Laurus may terminate this Agreement. The termination of the Agreement shall not affect any of Laurus' rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been irrevocably disposed of, concluded or liquidated. Notwithstanding the foregoing, Laurus shall release its security interests at any time after thirty (30) days notice upon irrevocable payment to it of all Obligations if Company and each Eligible Subsidiary shall have (i) provided Laurus with an executed release of any and all claims which Company or any Eligible Subsidiary may have or thereafter have under this Agreement and all Ancillary Agreements and (ii) paid to Laurus an early payment fee in an amount equal to (1) five percent (5%) of the Capital Availability Amount if such payment occurs prior to the first anniversary of the Closing Date, (2) four percent (4%) of the Capital Availability Amount if such payment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date and (3) three percent (3%) of the Capital Availability Amount if such termination occurs on or after the second anniversary of the Closing Date; such fee being intended to compensate Laurus for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall be due and payable by Company to Laurus upon termination by acceleration of this Agreement by Laurus due to the occurrence and continuance of an Event of Default.

                17. Termination of Lien. The Liens and rights granted to Laurus hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Company's account may from time to time be temporarily in a zero or credit position, until
(a) all of the Obligations of Company have been paid or performed in full after the termination of this Agreement. Laurus shall not be required to send termination statements to Company or any Eligible Subsidiary, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated and all Obligations constituting indebtedness and interest and related fees and expenses have been paid in full. As promptly as practicable following the occurrence of such payment, Laurus agrees to provide the Company and any Eligible Subsidiary, as applicable, with termination statements.

                18. Events of Default. The occurrence of any of the following shall constitute an "Event of Default":

                (a) failure to make payment of any of the Obligations when required hereunder;

                (b) failure by the Company or any of its Subsidiaries to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Company's and/or such Subsidiary's books;

                (c) failure to perform under, and/or committing any breach of, in any material respect, this Agreement or any Ancillary Agreement or any other agreement between Company and/or any Subsidiary thereof, on the one hand, and Laurus, on the other hand, which failure or breach shall continue for a period of thirty (30) days after the occurrence thereof;

                (d) the occurrence of any event of default (or similar term) under any indebtedness which Company or any of its Subsidiaries is a party with one or more third parties, which exceeds an aggregate principal amount for all such indebtedness of $50,000;

                (e) any representation, warranty or statement made by Company or any of its Subsidiaries hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect;

                (f) an attachment or levy is made upon Company's assets having an aggregate value in excess of $100,000 or a judgment is rendered against Company or Company's property involving a liability of more than $250,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

                (g) any change in Company's or any of its Subsidiaries' condition or affairs (financial or otherwise) which has had, or could reasonably be expected to have, a Material Adverse Effect;

                (h) any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

                (i) if Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the United States or Canadian federal bankruptcy laws (including, without limitation, the Bankruptcy and Insolvency Act (Canada), or the Companies Creditors Arrangement Act (Canada)) (in each case, as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within 60 days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                (j) Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

                (k) Company directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Company or any interest therein, except as permitted herein;

                (l) (i) Any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof) is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Borrower or

(ii) the Board of Directors of the Borrower shall cease to consist of a majority of the Board of Directors of the Borrower on the date hereof (or directors appointed by a majority of the Board of Directors in effect immediately prior to such appointment).;

                (m) the indictment or threatened indictment of Company or any of its Subsidiaries or any executive officer of Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against Company or any of its Subsidiaries or any executive officer of Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of Company or any of its Subsidiaries; or

                (n) if an Event of Default shall occur under and as defined in any Note or in any Ancillary Agreement;.

                (o) the Company or any of its Subsidiaries shall breach any term or provision of any Ancillary Agreement to which it is a party which is not cured within any applicable cure or grace period;

                (p) if the Company of any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under any Ancillary Agreement;

                (q) should the Company or any of its Subsidiaries default in its obligations under any Ancillary Agreement to which it is a party or if any proceeding shall be brought to challenge the validity, binding effect of any Ancillary Agreement to which it is a party or should the Company or any of its Subsidiaries breach any representation, warranty or covenant contained in any Ancillary Agreement to which it is a party or should any Ancillary Agreement cease to be a valid, binding and enforceable obligation of the Company of any of its Subsidiaries (to the extent such Persons are a party thereto); or

                (r) an SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty
(30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice. The "Principal Market" for the Common Stock, for the purpose of this clause (r), shall mean shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

                19. Remedies. (a) Following the occurrence and continuation of an Event of Default, Laurus shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully satisfied, Laurus shall retain its Lien in all Collateral. Laurus shall have, in addition to all other rights provided herein and in each Ancillary Agreement, the rights and remedies of a secured party under the UCC, the PPSA and under other applicable law, all other legal and equitable rights to which Laurus may be entitled, including the right to take immediate possession of the Collateral, to require Company and/or each Eligible Subsidiary to assemble the Collateral, at Company's and each Eligible Subsidiaries' joint and several expense, and to make it available to Laurus at a place designated by Laurus which is reasonably convenient to both parties and to enter any of the premises of Company or any Eligible Subsidiary or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Company or any Eligible Subsidiary, Company agrees not to charge Laurus for storage thereof), and the right to apply for the appointment of a receiver for Company's and each Eligible Subsidiary's property. Further, Laurus may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Laurus at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Laurus, in Laurus' sole discretion, deems advisable or Laurus may otherwise recover upon the Collateral in any commercially reasonable manner as Laurus, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company or any such Eligible Subsidiary, as the case may be, at Company's or such Eligible Subsidiary's address as shown in Laurus' records, at least ten (10) days before the time of the event of which notice is being given. Laurus may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Laurus is granted permission to use all of Company's and each Eligible Subsidiary's trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Laurus elects) of all Obligations. After the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Laurus of any other amount required by any provision of law, including Section 608(a)(1) of the Code (but only after Laurus has received what Laurus considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Company, such Eligible Subsidiary or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Each of Company and each Eligible Subsidiary shall remain jointly and severally liable to Laurus for any deficiency. In addition, each of Company and each Eligible Subsidiary shall pay Laurus a liquidation fee ("Liquidation Fee") in the amount of five percent (5%) of the actual amount collected in respect of each Account outstanding at any time during a "liquidation period". For purposes hereof, "liquidation period" means a period: (i) beginning on the earliest date of (x) an event referred to in Section 18(i) or 18(j), or (y) the cessation of Company's of any Eligible such Subsidiary's business; and (ii) ending on the date on which Laurus has actually received all Obligations due and owing it under this Agreement and the Ancillary Agreements. The Liquidation Fee shall be paid on the date on which Laurus collects the applicable Account by deduction from the proceeds thereof.. Company and Laurus acknowledge that the actual damages that would be incurred by Laurus after the occurrence of an Event of Default would be difficult to quantify and that Company and Laurus have agreed that the fees and obligations set forth in this Section and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination.

                (b) Without limiting the foregoing, at any time that an Event of Default shall exist or have occurred and be continuing, Laurus may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or any employee or employees of Laurus or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of any Collateral of Company or any Eligible Subsidiary (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of Company or the applicable Eligible Subsidiary and not Laurus, and Laurus shall not be in any way responsible for any misconduct, negligence or non feasance on the part of any such Receiver, his/her servants, agents or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of Company or the applicable Eligible Subsidiary and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Laurus, enter upon, use and occupy all premises owned or occupied by Company or the applicable Eligible Subsidiary wherein Collateral may be located, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on Company's or the applicable Eligible Subsidiary's business or as security for loans or advances to enable the Receiver to carry on Company's or the applicable Eligible Subsidiary's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Laurus, all proceeds of Collateral received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Laurus. Every such Receiver may, in the discretion of Laurus be vested with all or any of the rights and powers of Laurus. Laurus may, either directly or through its agents or nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

                20. Waivers. To the full extent permitted by applicable law, each of Company and each Eligible Subsidiary hereby waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Laurus on which Company or any such Eligible Subsidiary may in any way be liable, and hereby ratifies and confirms whatever Laurus may do in this regard; (b) all rights to notice and a hearing prior to Laurus' taking possession or control of, or to Laurus' replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Laurus to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each of Company and each Eligible Subsidiary acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

                21. Expenses. Company shall pay all of Laurus' reasonable out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. Company shall also pay all of Laurus' reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, or any Receiver in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements,

(b) Laurus' obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Laurus' security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Laurus by Company or any of its Subsidiaries as Collateral for, or any other Person as security for, Company's Obligations hereunder and (e) any consultations in connection with any of the foregoing. Company shall also pay Laurus' customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for Company or any of its Subsidiaries at Company's or such Subsidiary's request or in connection with Company's loan account with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Company to Laurus shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between Company and/or any Subsidiary thereof, on the one hand, and Laurus on the other hand, which Laurus is or may be required to withhold or pay, Company agrees to indemnify and hold Laurus harmless in respect of such taxes, and Company will repay to Laurus the amount of any such taxes which shall be charged to Company's account; and until Company shall furnish Laurus with indemnity therefor (or supply Laurus with evidence satisfactory to it that due provision for the payment thereof has been made), Laurus may hold without interest any balance standing to Company's credit and Laurus shall retain its Liens in any and all Collateral.

                22. Assignment By Laurus. Laurus may assign any or all of the Obligations together with any or all of the security therefor to any Person which is not a competitor of Company and any such transferee shall succeed to all of Laurus' rights with respect thereto. Upon such transfer, Laurus shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Laurus may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Laurus and such holder, be entitled to the same benefits as Laurus with respect to any security for the Obligations in which such holder is a participant. Company agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Company were directly indebted to such holder in the amount of such participation.

                23. No Waiver; Cumulative Remedies. Failure by Laurus to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between Company and Laurus or delay by Laurus in exercising the same, will not operate as a waiver; no waiver by Laurus will be effective unless it is in writing and then only to the extent specifically stated. Laurus' rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Laurus may have.

                24. Application of Payments. Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Laurus from or on Company's behalf and Company hereby irrevocably agrees that Laurus shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Laurus may deem advisable notwithstanding any entry by Laurus upon any of Laurus' books and records.

                25. Indemnity. Company agrees to indemnify and hold Laurus, and its respective affiliates, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                26. Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Ancillary Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Ancillary Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Exchange Rate at which Laurus is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Laurus of the amount due, Company will, on the date of receipt by Laurus, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Laurus on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Laurus is the amount then due under this Agreement or such other of the Ancillary Agreements in the Currency Due. If the amount of the Currency Due which Laurus is able to purchase is less than the amount of the Currency Due originally due to it, Company shall indemnify and save Laurus harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Ancillary Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Laurus from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Ancillary Agreements or under any judgment or order.

                27. Revival. Company further agrees that to the extent Company makes a payment or payments to Laurus, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

                28. Notices. Any notice or request hereunder may be given to Company or Laurus at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:

         If to Laurus:                     Laurus Master Fund, Ltd.
                                           c/o Laurus Capital Management, LLC
                                           825 Third Avenue 14th Fl.
                                           New York, New York 10022
                                           Attention:  John E. Tucker, Esq.
                                           Telephone:  (212) 541-4434
                                           Telecopier:  (212) 541-5800

         If to Company or any Eligible Subsidiary:  Creative Vistas, Inc.

                                            2100 Forbes Street, Units-8-10
                                            Whitby, Ontario, L1N 9T3
                                            Canada
                                            Attn: Sayan Navaratnam
                                            Telephone:  905.666.8676
                                            Facsimile:  905.666.9795

         With a copy to (which shall not Feldman Weinstein LLP constitute notice to the Company):
                                            420 Lexington Avenue
                                            New York, NY 10170
                                            Attention: David N. Feldman
                                            Telephone: (212) 869-7000
                                            Facsimile: (212) 997-4242


or such other address as may be designated in writing hereafter in accordance with this Section 29 by such Person.

                29. Governing Law, Jurisdiction and Waiver of Jury Trial. (a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

                (b) COMPANY AND EACH ELIGIBLE SUBSIDIARY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND/OR EACH ELIGIBLE SUBSIDIARY, ON THE ONE HAND, AND LAURUS, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT LAURUS, EACH ELIGIBLE SUBSIDIARY AND COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS. EACH OF COMPANY AND EACH ELIGIBLE SUBSIDIARY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN

ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF COMPANY AND EACH ELIGIBLE SUBSIDIARY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY AT THE ADDRESS SET FORTH IN SECTION 27 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF COMPANY'S OR SUCH ELIGIBLE SUBSIDIARY'S, AS THE CASE MAY BE, ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. IF ANY PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS HEREOF, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEYS FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

                (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, ANY ELIGIBLE SUBSIDIARY AND/OR COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

                30. Limitation of Liability. Company acknowledges and understands that in order to assure repayment of the Obligations hereunder Laurus may be required to exercise any and all of Laurus' rights and remedies hereunder and agrees that, except as limited by applicable law, neither Laurus nor any of Laurus' agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

                31. Entire Understanding. This Agreement and the Ancillary Agreements contain the entire understanding between Company and Laurus as to the subject matter hereof and thereof and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by Company's, each Eligible Subsidiaries' on the date hereof and Laurus' respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

                32. Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

                33. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

                34. Counterparts; Telecopier Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

                35. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

                36. Publicity. Company hereby authorizes Laurus to make appropriate announcements of the financial arrangement entered into by and between Company and Laurus, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Laurus shall in its sole and absolute discretion deem appropriate (provided that the Company shall have the opportunity to review such announcement prior to its disclosure), or as required by applicable law.


                37. Joinder. It is understood and agreed that any person or entity that desires to become an Eligible Subsidiary hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of this Agreement or any Ancillary Agreement, shall become an Eligible Subsidiary hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Laurus, (y) delivering supplements to such exhibits and annexes to this Agreement and the Ancillary Agreements as Laurus shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

                38. Choice of Language. The parties hereto confirm that they have requested that this Agreement and all documents related hereto be drafted in English. Les parties aux presentes ont exige que cette convention ainsi que tout document connexe soient rediges en anglais.


                39. Legends. The Securities shall bear legends as follows;

                (a) The Notes shall bear substantially the following legend:

                "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES

                LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CREATIVE VISTAS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                (b) Any shares of Common Stock issued pursuant to conversion of the Note or exercise of the Warrants, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CREATIVE VISTAS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                 (c) The Warrants shall bear substantially the following legend:

                 "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CREATIVE VISTAS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

       [Balance of page intentionally left blank; signature page follows.]

                  IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.



                                       CREATIVE VISTAS, INC.


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:__________________________________






                                       A.C. Technical ACQUISTION
CORP.


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:__________________________________





                                       A.C. Technical Systems Ltd.


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:__________________________________


                                       LAURUS MASTER FUND, LTD.


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:__________________________________

                              Annex A - Definitions

                "Account Debtor" means any Person who is or may be obligated with respect to, or on account of, an Account.

                "Accountants" has the meaning given to such term in Section
11(a).

                "Accounts" means all "accounts", as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

                "Accounts Availability" means the amount of Loans against Eligible Accounts Laurus may from time to time make available to Company up to ninety percent (90%) of the net face amount of Eligible Accounts based on Accounts of Company and the Eligible Subsidiaries.

                "Affiliate" of any Person means (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                "Ancillary Agreements" means, the Notes, the Warrants, the Registration Rights Agreements, each Security Document and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of Company or any other Person or delivered to Laurus, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between the Company and Laurus.

                "Available Minimum Borrowing" shall have the meaning given such term in Section 2(a)(i).

                "Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

                "Business Day" means a day on which Laurus is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

                "Canadian Pension Plan" shall mean any plan, program or arrangement (other than the Canada/Quebec Pension Plan) that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Eligible Subsidiary in respect of any Person's employment in Canada with such Eligible Subsidiary.

                "Capital Availability Amount" means $3,000,000.

                "Charter" shall have the meaning given such term in Section 12(c)(iv).

                "Chattel Paper" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

                "Closing Date" means the date on which Company shall first receive proceeds of the initial Loans or the date hereof, if no Loan is made under the facility on the date hereof.

                "Collateral" means all of Company's and each Eligible Subsidiary's property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

                (a) all Inventory;

                (b) all Equipment;

                (c) all Fixtures;

                (d) all General Intangibles;

                (e) all Accounts; (f) all Deposit Accounts, other bank accounts and all funds on deposit therein;

                (g) all Investment Property;

                (h) all Stock;

                (i) all Chattel Paper;

                (j) all Letter-of-Credit Rights;

                (k) all Instruments;

                (l) all commercial tort claims set forth on Schedule 1(A);

                (m) all Books and Records;

                (n) all Intellectual Property;

                (o) all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

                (p)(i) all money, cash and cash equivalents and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Laurus for the account of Company and/or any Eligible Subsidiary (whether for safekeeping, custody, pledge, transmission or otherwise); and

                (q) all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

            Notwithstanding anything to the contrary set forth above in this definition, the types of Collateral described in this definition shall not include: (i) the last day of the term of the lease or agreement to which any Eligible Subsidiary is a party therefore, but upon enforcement of the security interest the applicable Eligible Subsidiary shall stand possessed of such last day in trust to assign the same to any person acquiring the term of the lease or agreement therefore; and (ii) Consumer Goods (as defined in the PPSA).

                "Common Stock" the shares of stock representing the Company's common equity interests.

                "Contract Rate" shall have the meaning set forth in the respective Note.

                "Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                "Default Rate" has the meaning given to such term in Section 5(a)(iii).

                "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Person, including, without limitation, the Lockbox Account(s).

                "Documents" means all "documents", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

                "Eligible Accounts" means and includes each Account of the Company and each Eligible Subsidiary which conforms to the following criteria:
(a) : (i) in the case of a shipment of merchandise, shipment of the merchandise has been completed or (ii) in the case of a rendition of services, (w) the rendition of services has been completed, (x) the fees for such services have been fully earned by the Company or such Eligible Subsidiary, the case may be,
(y) the respective Account Debtor has been billed for such services and (z) the Account Debtor has confirmed, pursuant to documentation satisfactory to Laurus, that such invoice is accurate; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by Company and each Eligible Subsidiary to Laurus with respect thereto; (e) Laurus is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any material adverse change in an Account Debtor's financial condition; (g) is documented by an invoice in a form approved by Laurus and shall not be unpaid more than ninety (90) days from invoice date (one hundred twenty (120) days in the case of governmental or ministry customers set forth on Schedule 3 hereto); (h) not more than thirty-five percent (35%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date (one hundred twenty (120) days in the case of governmental or ministry, customers set forth on Schedule 3 hereto); (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Laurus or represents a check in payment of a Account; (j) the Account Debtor maintains a location in the United States or Canada; provided, however, Laurus may, from time to time, in the exercise of its sole discretion and based upon satisfaction of certain conditions to be determined at such time by Laurus, deem certain Accounts as Eligible Accounts notwithstanding that such Account is due from an Account Debtor located outside of the United States or Canada; (k) Laurus has a first priority perfected Lien in such Account and such Account is not subject to any Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate of Company or any Eligible Subsidiary; (m) is payable to Company or any Eligible Subsidiary; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which Company or any Eligible Subsidiary is indebted; (o) is net of any returns, discounts, claims, credits and allowances; (p) if the Account arises out of contracts between Company and/or any Eligible Subsidiary, on the one hand, and the United States, on the other hand, any state, or any department, agency or instrumentality of any of them, Company and/or such Eligible Subsidiary, as the case may be, has so notified Laurus, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims

Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by Company or any Eligible Subsidiary or work, labor and/or services rendered by Company or any Eligible Subsidiary; (r) if the Account Debtor is Her Majesty in right of Canada or any other provincial or local governmental entity or any ministry, such Eligible Subsidiary has assigned its rights to payment of such account to Laurus pursuant to and in accordance with the Financial Administration Act, R.S.C. 185, c.F-11, as amended, or any similar applicable provincial or local law, regulation or requirement, (s) does not arise out of progress billings prior to completion of the order (other than progress billings which otherwise satisfy the conditions set forth in this definition); (t) the total unpaid Accounts from such Account Debtor does not exceed twenty-five percent (25%) of all Eligible Accounts; (t) Company's or such Eligible Subsidiary's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (u) Company or such Eligible Subsidiary, as the case may be, is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (v) does not represent interest payments, late or finance charges owing to Company or such Eligible Subsidiary, as the case may be, and (w) is otherwise satisfactory to Laurus as determined by Laurus in the exercise of its sole discretion. In the event Company requests that Laurus include within Eligible Accounts certain Accounts of one or more of Company's acquisition targets, Laurus shall at the time of such request consider such inclusion, but any such inclusion shall be at the sole option of Laurus and shall at all times be subject to the execution and delivery to Laurus of all such documentation (including, without limitation, guaranty and security documentation) as Laurus may require in its sole discretion.

                "Eligible Subsidiary" shall mean Acquisition Corp., AC Tech and each other Subsidiary of the Company consented to in writing by Laurus to be included as and "Eligible Subsidiary" for the purposes of this Agreement.

                "Equipment" means all "equipment" as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

                "Event of Default" means the occurrence of any of the events set forth in Section 18.

                "Excepted Issuances" shall have the meaning given such term in
Section 13(t).

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Exchange Act Filings" shall have the meaning given to such term in Section 12.

                "Exchange Rate" shall mean the prevailing spot rate of exchange of North Fork

Bank (or, if such rate is not available from North Fork Bank, such other bank as Laurus may reasonably select) for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York time, on the date on which any such conversion of currency is to be made under this Agreement.

                "Excluded Taxes" shall mean, with respect to Laurus, any Taxes (including income, branch profits or franchise taxes) imposed on or measured by its net income or any transfer Taxes in connection with the issuance of securities of the Company upon conversion or exercise of securities originally held by Laurus to a Person other than Laurus.

                "Exclusion Period" shall have the meaning given such term in
Section 13(t).

                "Financial Statements" shall have the meaning provided such term in Section 12(u).

                "Fixed Conversion Price" has the meaning given such term in the Minimum Borrowing Note.

                "Fixtures" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

                "Formula Amount" has the meaning set forth in Section 2(a)(i).

                "GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

                "General Intangibles" means all "general intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

                "Goods" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                "Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

                "Governmental Authority" means any nation or government, any state, any province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Hazardous Materials" shall have the meaning given such term in
Section 12(q).

                "Indemnified Person" shall have the meaning given to such term in Section 25.

                "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

                "Initial Term" means the Closing Date through the close of business on the day immediately preceding the third anniversary of the Closing Date, subject to acceleration at the option of Laurus upon the occurrence of an Event of Default hereunder or other termination hereunder.

                "Instruments" means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                "Intellectual Property" means any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, Licenses, information and other proprietary rights and processes.

                "Inventory" means all "inventory", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                "Investment Property" means all "investment property", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

                "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

                "License" means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

                "Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

                "Loans" shall have the meaning set forth in Section 2(a)(i) and shall include all other extensions of credit hereunder and under any Ancillary Agreement.

                "Material Adverse Effect" means a material adverse effect on (a) a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of Company or Company and its Subsidiaries (taken as a whole), (b) Company's or any of its Subsidiary's ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, or (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien.

                "Maximum Legal Rate" shall have the meaning given to such term in Section 5(a)(iv).

                "Minimum Borrowing Amount" means One Million Dollars ($1,000,000), which such aggregate amount shall be evidenced by Minimum Borrowing Notes.

                "Minimum Borrowing Notes" shall mean each Secured Convertible Note, which shall be issued in a series, made by Company in favor of Laurus to evidence the Minimum Borrowing Amount.

                "NASD" shall have the meaning given to such term in Section
13(b).

                "NASD OTCBB" shall have the meaning given such term in Section 12(w).

                "Note Shares" shall have the meaning given such term in Section 12(a).

                "Notes" means each of the Minimum Borrowing Notes and the Revolving Note made by Company in favor of Laurus in connection with the transactions contemplated hereby, as the same may be amended, modified and supplemented from time to time, as applicable.

                "Obligations" means all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by Company or any of its Subsidiaries to Laurus (or any corporation that directly or indirectly controls or is controlled by or is under common control with Laurus) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from Company or any of its Subsidiaries to others which Laurus may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges or any other payments Company or any of its Subsidiaries is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to Company's or any of its Subsidiary's account or incurred by Laurus in connection with Company's or any of its Subsidiary's account whether provided for herein or in any Ancillary Agreement.

                "Option" shall mean that certain Option to purchase up to 499,999 shares of Common Stock in connection with the consummation of the transactions set forth in this Agreement and the Securities Purchase Agreement.

                "Option Shares" shall have the meaning set forth in Section
12(a).

                "Payment Intangibles" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

                "Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary thereof in conformity with GAAP; (c) Liens in favor of Laurus; (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary thereof in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of Laurus or the value of the assets in which Laurus has a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on Schedule 2 hereto.

                "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

                "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

                "Prime Rate" means the "prime rate" published in The Wall Street Journal from time to time. The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate.

                "Priority Payables" shall mean, as to any Eligible Subsidiary at any time, (a) the full amount of the liabilities of such Eligible Subsidiary at such time which (i) have a trust imposed to provide for payment or a security interest, pledge, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Eligible Accounts of such Eligible Subsidiary under Federal, Provincial, State, county, district, municipal, or local law or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations in each case to the extent such trust, or security interest, lien or charge has been or may be imposed.

                "Proceeds" means "proceeds", as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Company, any Eligible Subsidiary or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Company or any Eligible Subsidiary from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of Company or any Eligible Subsidiary against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by Company or any Eligible Subsidiary against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                "Purchase Money Indebtedness" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

                "Purchase Money Lien" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

                "Receivables Purchase" shall have the meaning given such term in
Section 2(b).

                "Registration Rights Agreements" means those registration rights agreements from time to time entered into between Company and Laurus, as amended, modified and supplemented from time to time.

                "Revolving Note" means that secured revolving note made by Company in favor of Laurus in the aggregate principal amount of Two Million Dollars ($2,000,000).

                "SEC" shall mean the Securities and Exchange Commission.

                "Securities" means the Notes, the Option and the Warrants being issued by Company to Laurus pursuant to this Agreement and the Ancillary Agreements and the shares of the common stock of Company which may be issued pursuant to conversion of such Notes in whole or in part or exercise of such Warrants or such Option.

                "Securities Act" shall have the meaning given such term in
Section 12(r).

                "Security Documents" means all security agreements, mortgages, cash collateral deposit letters, pledges and other agreements which are executed by the Company or any of its Subsidiaries in favor of Laurus.

                "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                "Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

                "Subsidiary" of any Person means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

                "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC.

                "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions and other governmental charges or withholdings, and all interest, penalties and other liabilities with respect thereto, imposed by any jurisdiction (or any political subdivision thereof).

                "Term" means, as applicable, the Initial Term and any Renewal Term.

                "UCC" means the Uniform Commercial Code as the same may, from time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                "VAT" shall mean Value Added Tax imposed in Canada or any other jurisdiction and any equivalent tax applicable in any jurisdiction (including Goods and Services Tax, Harmonized Sales Tax and Quebec Sales Tax).

                "Warrant Shares" shall have the meaning given such term in
Section 12(a).

                "Warrants" has the meaning set forth in the Registration Rights Agreements.

                                    Exhibit A

                           Borrowing Base Certificate

                                [To be inserted]


--------------------------------